UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

Thunder Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41424	87-4620515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

221 W 9th St #848

Wilmington, Delaware 19801

(Address of principal executive offices, including zip code)

(909) 214-2482

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIEV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2024, Thunder Power Holdings, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Westwood Capital Group LLC, a Delaware limited liability company (“Westwood”), pursuant to which Westwood has committed to purchase, subject to certain limitations, up to $100 million of the Company’s common stock, par value $0.0001 per share (the “Total Commitment”).

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Westwood, and Westwood is obligated to purchase, up to the Total Commitment. Such sales of common stock by the Company, if any, will be subject to certain limitations, and may occur from time-to-time in the Company’s sole discretion, commencing once certain customary conditions are satisfied, including the filing and effectiveness of a resale registration statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the shares to be sold to Westwood under the Purchase Agreement.

Westwood has no right to require the Company to sell any shares of common stock to Westwood, but Westwood is obligated to make purchases as the Company directs, subject to certain conditions. Shares will be issued from the Company to Westwood pursuant to the Purchase Agreement, at a price per share calculated based on the lowest daily volume weighted average price (“VWAP”) over a three consecutive trading day period commencing on the date of the applicable purchase notice (“VWAP Purchase”), less a fixed 5% discount to the VWAP for such period. Among other conditions to effectuating a VWAP Purchase, the Company may not effect a VWAP Purchase if the last closing price of a share of common stock of the Company on the applicable trading market is below the threshold price of $1.00 per share until the Lock-Up Expiration Date (as defined below) and $1.50 per share thereafter.

At or prior to 7:00 p.m., New York City time, on the third (3rd) trading day immediately following the applicable VWAP Purchase date for each VWAP Purchase, Westwood shall provide to the Company a written confirmation for such VWAP Purchase setting forth the applicable share amount and the applicable purchase price with respect to such VWAP Purchase.

Actual sales of shares of common stock to Westwood will depend on a variety of factors to be determined by the Company from time-to-time, including, among other things, market conditions, the trading price of the Company’s common stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Under the applicable Nasdaq rules, the Company may not issue to Westwood under the Purchase Agreement more than 19.99% of the shares of the Company’s common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of its common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average purchase price per share paid by Westwood for all shares of the Company’s common stock, if any, that the Company elects to sell to Westwood under the Purchase Agreement equals or exceeds the lower of (a) the Nasdaq official closing price for the Company’s common stock immediately preceding the execution of the Purchase Agreement and (b) the arithmetic average of the five Nasdaq official closing prices for the common stock during the 5-trading day period immediately preceding the execution of the Purchase Agreement, as adjusted so that the Exchange Cap will not apply to issuances of common stock under the Purchase Agreement under applicable Nasdaq rules.

Moreover, the Company may not issue or sell any shares of its common stock to Westwood under the Purchase Agreement which, when aggregated with all other shares of the Company’s common stock then beneficially owned by Westwood and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in Westwood beneficially owning more than 4.99% of the outstanding shares of the Company’s common stock.

The net proceeds from sales, if any, under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its common stock to Westwood. The Company expects that any proceeds received by the Company from such sales will be used for working capital and general corporate purposes, including further development of the Company’s electric vehicle models.

Westwood has covenanted not to enter into or effect, in any manner whatsoever, directly or indirectly, any short sales of the Company’s common stock or hedging transaction which establishes a net short position with respect to the Company’s common stock; provided, however, that Westwood may sell a number of shares of the Company’s common stock equal to the number of shares that it is unconditionally obligated to purchase under a pending purchase notice, but has not yet received from the Company.

As consideration for Westwood’s irrevocable commitment to purchase shares of the Company’s common stock on the terms of and subject to the Purchase Agreement, regardless of whether any VWAP Purchases are made, the Company has agreed to pay Westwood a commitment fee valued at $1,500,000 in the form of 150,000 shares of common stock (the “Commitment Shares”) or an amount of cash (up to $1,500,000), depending on various factors, including but not limited to, the timing of the filing of the Initial Registration Statement (as defined below) and Westwood’s option. The Commitment Shares have been issued to Westwood in a private transaction as restricted securities subject to a lock-up that expires on February 20, 2025 (the “Lock-Up Expiration Date”). If on the trading day immediately preceding the Lock-Up Expiration Date the per share value of the Common Stock (determined in accordance with the Purchase Agreement) is less than $10.00 per share (subject to adjustment for any stock dividend, stock split, stock combination, recapitalization or other similar transaction), the Company shall pay to Westwood an additional cash amount per Commitment Share equal to the difference between such determined actual value and $10.00 (subject to adjustment for any stock dividend, stock split, stock combination, recapitalization or other similar transaction). The Commitment Shares will be included in the Initial Registration Statement.

Additionally, as consideration for Westwood’s irrevocable commitment to purchase shares of the Company’s common stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, the Company has agreed to pay Westwood a structuring and diligence fee of $100,000, regardless of whether any VWAP Purchases are made, in cash, if the registration statement filed with the SEC (the “Initial Registration Statement”) to register the resale by Westwood of shares of the Company’s common stock sold under the Purchase Agreement (including the Commitment Shares, if any, the “Registrable Securities”) is not declared effective by the Effectiveness Deadline (as defined in the Registration Rights Agreement) or by deducting the structuring and diligence fee from the applicable VWAP Purchase price.

In connection with the entry into the Purchase Agreement, the Company also entered into the Registration Rights Agreement, pursuant to which the Company agreed to file the Initial Registration Statement within forty-five (45) business days of the date of the Registration Rights Agreement. The Company agreed to use its commercially reasonable efforts to have the Initial Registration Statement declared effective as soon as reasonably practicable but in no event later than ninety (90) calendar days following such filing and to maintain the effectiveness of such registration statement until the earliest of (i) the date on which the Westwood has sold all of the Registrable Securities, (ii) the date that is 180 days after the date of termination of the Purchase Agreement if as of such termination date Westwood holds any Registrable Securities and (iii) the date of termination of the Purchase Agreement if as of such termination date Westwood holds no Registrable Securities. The Company shall not have the ability to issue any purchase notices under the Purchase Agreement until such resale registration statement is declared effective by the SEC.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, and indemnification obligations of the parties. The Purchase Agreement will automatically terminate on the earliest of (i) the first day of the month following the 36-month anniversary of the date of the Purchase Agreement, (ii) the date on which Westwood shall have made payment to the Company for common stock equal to the Total Commitment, (iii) the date on which the common stock shall have failed to be listed or quoted on Nasdaq or the NYSE or (iv) the date on which voluntary or involuntary bankruptcy proceedings are commenced and are not discharged or dismissed within thirty (30) days. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon one (1) trading days’ prior written notice to Westwood, subject to certain timing and outstanding payment conditions first being satisfied by the Company. The Company and Westwood may also agree to terminate the Purchase Agreement by mutual written consent.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

 Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The securities that may be issued under the Purchase Agreement are being offered and sold by the Company in a transaction that is exempt from the registration requirements of the Securities Act, in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. In the Purchase Agreement, Westwood represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). Accordingly, the offer and sale by the Company of the securities that may be issued and sold to Westwood under the Purchase Agreement have not and will not be registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

 Item 7.01 Regulation FD Disclosure.

On August 21, 2024, the Company issued a press release announcing that the Company entered into the Purchase Agreement and the Registration Rights Agreement with Westwood. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in this Item 7.01 (including Exhibit 99.1 hereto), is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Common Stock Purchase Agreement, dated August 20, 2024, by and between Thunder Power Holdings, Inc. and Westwood Capital Group LLC.
10.2	Registration Rights Agreement, dated August 20, 2024, by and between Thunder Power Holdings, Inc. and Westwood Capital Group LLC.
99.1	Press release, dated August 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thunder Power Holdings, Inc.

Dated: August 21, 2024	By:	/s/ Yuanmei Ma
	Name: Title:	Yuanmei Ma Chief Financial Officer

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